As filed with the Securities and Exchange Commission on April 6, 1998
                                                        Registration No.  333-
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                     -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                     -----------------------------------
                            BENJAMIN MOORE & CO.
           (Exact name of registrant as specified in its charter)
       New Jersey                                              13-5256230
     (State or other                                        (I.R.S. Employer
     jurisdiction of                                     Identification Number)
    incorporation or
      organization)
                           51 Chestnut Ridge Road
                         Montvale, New Jersey 07645
                          (Address of registrant's
                        principal executive offices)

                       EMPLOYEES' STOCK PURCHASE PLAN
                          (Full title of the plan)

                              John T. Rafferty
                       Secretary and General Counsel
                            Benjamin Moore & Co.
                           51 Chestnut Ridge Road
                         Montvale, New Jersey 07645
                                (201) 573-9600
          (Name, address, and telephone number of agent for service)


                      CALCULATION OF REGISTRATION FEE

==============================================================================
                                         Proposed
                            Amount to    Maximum       Proposed
                               be        Offering       Maximum     Amount of
   Title of Securities     Registered   Price Per      Aggregate   Registration
    to be Registered           (1)      Share (2)   Offering Price     Fee
==============================================================================

Common Stock, par value      800,000      $83.99     $67,192,000    $19,821.64
$10.00 (1)                   shares

==============================================================================

(1) If as a result of stock splits, stock dividends or similar transactions, the number of Common Stock purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) based upon the current fair value of the Common Stock of Benjamin Moore & Co., as of April 3, 1998, a date within five business days of the date on which this registration statement is being filed.


     This Registration Statement is filed pursuant to Instruction E to Form S-8 to register additional Common Stock issuable under Registrant's Employees' Stock Purchase Plan.

     Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (File No. 33-2694) and all post-effective amendments thereto (the "Earlier Registration
Statements").

                                  PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     In addition to the documents incorporated by reference in the Earlier Registration Statements, the following documents, which have been filed by Benjamin Moore & Co. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement as of their respective dates:

          (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997.

          All documents filed subsequent to the date hereof by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     Item 5. Interests of Named Experts and Counsel

          Certain legal matters with respect to the shares of Common Stock issued pursuant to the Plan will be passed upon for the Company by John T. Rafferty, who is the Company's Secretary and General Counsel.

          The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     Item 6. Indemnification of Directors and Officers

          The Company maintains indemnity insurance for its officers and directors, insuring them against (i) expenses incurred by them in certain legal proceedings and (ii) certain liabilities asserted against them in their capacities as officers and/or directors of the Company and its subsidiaries in connection with offerings of stock to its employees.

     Item 8. Exhibits

      Exhibit No.                        Description of Exhibit
      -----------                        ----------------------

         4.1                             Benjamin Moore & Co. Employees' Stock
                                         Purchase Plan.

         4.2                             Form of Non-Transferable Acceptance of
                                         Offer.

         4.3                             Form of Purchase and Security
                                         Agreement.

         4.4                             Form of Secured Promissory Note.

         4.5                             Reference is made to the information
                                         set  forth   under   the   caption
                                         "Amendment of the  Certificate  of
                                         Incorporation" at pages 15, 16 and
                                         17   of   the   Company's    Proxy
                                         Statement  dated  March 28,  1994,
                                         for  use in  connection  with  its
                                         1994     Annual     Meeting     of
                                         Shareholders, which information is
                                         hereby incorporated by reference.

         4.6 Reference is made to the information set forth under the caption "Approval of Amendments of the Company Bylaws" at pages 17 and 18 of the Company's Proxy
                                         Statement  dated  March 28,  1994,
                                         for  use in  connection  with  its
                                         1994     Annual     Meeting     of
                                         Shareholders, which information is
                                         hereby incorporated by reference.

         5                               Opinion of John T.  Rafferty as to
                                         the  legality  of  the  securities
                                         being   registered.

         23.1                            Consent of Deloitte & Touche LLP.

         23.2                            Consent of John T. Rafferty (included
                                         in Exhibit 5).

         24                              Powers of Attorney (included herein on
                                         pages 4-6).


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montvale, State of New Jersey, on April 6, 1998.

                                          BENJAMIN MOORE & CO.



                                          /s/ Yvan Dupuy
                                          -------------------------
                                          By:  Yvan Dupuy
                                               President and Chief Operating
                                               Officer

                             POWERS OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Roob and Yvan Dupuy, and each or either of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                         Date
---------                     -----                         ----


/s/ Richard Roob              Chairman of the Board of      April 6, 1998
----------------------        Directors and Chief
Richard Roob                  Executive Officer;
                              (Principal Executive
                              Officer; Acting Principal
                              Financial Officer);
                              Director


/s/ Yvan Dupuy                President and Chief           April 6, 1998
----------------------        Operating Officer;
Yvan Dupuy                    Director


/s/ Edward G. Klein           Corporate Controller          April 6, 1998
----------------------
Edward G. Klein


/s/ Benjamin M. Belcher, Jr.  Director                      February 10, 1998
----------------------------
Benjamin M. Belcher, Jr.


/s/ W. C. Belcher             Director                      February 10, 1998
------------------
Ward C. Belcher


/s/ Charles H. Bergmann, Jr.  Director                      February 10, 1998
----------------------------
Charles H. Bergmann, Jr.


/s/ Frederick J. Costello     Director                      February 10, 1998
--------------------------
Frederick J. Costello


/s/ R. J. Hodgson             Director                      February 10, 1998
-------------------
Robert J. Hodgson


/s/ G. Moore                  Director                      February 10, 1998
-------------------
Gerald W. Moore


/s/ John C. Moore, Jr.        Director                      February 10, 1998
-------------------
John C. Moore, Jr.


                              Director                      __________, 1998
-----------------------
Robert H. Mundheim


/s/ Charles C. Vail           Director                      February 10, 1998
-----------------------
Charles C. Vail


/s/ Ward B. Wack              Director                      February 10, 1998
-----------------
Ward B. Wack


/s/ Sara B. Wardell           Director                      February 10, 1998
--------------------
Sara B. Wardell


/s/ M. C. Workman             Director                      February 10, 1998
--------------------
Maurice C. Workman


/s/  W. J. Fritz              Director                      February 10, 1998
--------------------
William J. Fritz


                              Director                      __________, 1998
--------------------
Michael C. Quaid


                               EXHIBIT INDEX


  Exhibit No.              Description of Exhibit                 Page
  -----------              ----------------------                 ----

     4.1                   Benjamin Moore & Co.
                           Employees' Stock Purchase Plan.

     4.2                   Form of Non-Transferable
                           Acceptance of Offer.

     4.3                   Form of Purchase and Security
                           Agreement.

     4.4                   Form of Secured Promissory
                           Note.

     4.5 Reference is made to the information set forth under the caption "Amendment of the Certificate of Incorporation" at pages 15, 16 and 17 of the Company's Proxy Statement dated March 28, 1994, for use in connection with its 1994 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

     4.6 Reference is made to the information set forth under the caption "Approval of Amendments of the Company Bylaws" at pages 17 and 18 of the Company's Proxy Statement dated March 28, 1994, for use in connection with its 1994 Annual Meeting of Shareholders, which information is hereby incorporated by reference.

     5                     Opinion  of  John  T.  Rafferty  as to the
                           legality   of   the    securities    being
                           registered.

     23.1                  Consent of Deloitte & Touche LLP.

     23.2                  Consent of John T. Rafferty
                           (included in Exhibit 5).

     24 Powers of Attorney (included herein on pages 4-6).